UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, NY	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926

(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions;

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), First Capital Master Advisor, LLC, a California limited liability company (“FCMA”), and GCA Equity Partners (“GCA”) (collectively, the “Parties”), having previously entered into a binding Letter of Intent, dated April 12, 2019, (“Original Agreement”) with a proposed closing date of May 15, 2019, have mutually agreed to extend the closing date, through no fault of any party and in light of applicable regulatory requirements. The Parties have agreed to amend the Original Agreement to provide for a closing date to be on or before a date thirty (30) days after the date of the mailing of the Notice to Shareholders of GTII of the pending amendment to its Articles of Incorporation, rather than May 15, 2019, provided that the conditions to closing are satisfied or waived in writing. Except as amended by the Extension Agreement, the Original Agreement remains in full force and effect in its current form.

Item 9.01 Exhibits

10.1	Executed Extension Agreement, dated May 5, 2019

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	GLOBAL TECH INDUSTRIES GROUP, INC.

	By:	/s/ David Reichman
Chairman & CEO

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